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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 4, 2008, except for Notes 3, 4 and 5, as to which the date is April 10, 2008, relating to the balance sheet of K-Sea GP LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Florham Park, NJ
July 3, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS